Exhibit 99.1

Bryn Mawr Bank Corporation

FOR RELEASE:	IMMEDIATELY

FOR MORE INFORMATION CONTACT:	Ted Peters, Chairman
610-581-4800 or
610-525-2531 (evening)
Duncan Smith, CFO
610-526-2466 or
610-306-8489 (evening)

Bryn Mawr Bank Corporation Reports a 37.5% Increase in Fourth Quarter Earnings Per Share

BRYN MAWR, Pa. January 26, 2006 - Bryn Mawr Bank Corporation, (NASDAQ: BMTC), (the “Corporation”), parent of The Bryn Mawr Trust Company (the “Bank”), announced fourth quarter 2005 diluted earnings per share of $0.33, an increase of $0.09 or 37.5% compared to $0.24 in the same period last year. Net income for the fourth quarter of 2005 was $2.884 million, an increase of 38.2% or $797 thousand, compared to $2.087 million in last year’s fourth quarter. “Our strategy of sticking to the basics and concentrating on our core competencies has resulted in another excellent quarter for the Corporation”, commented Chairman and CEO, Ted Peters.

Return on average equity (ROE) and return on average assets (ROA) for the quarter ended December 31, 2005, were 15.04% and 1.65%, respectively. ROE was 11.83% and ROA was 1.25% for the same period last year. The major factor contributing to the increase in earnings for the fourth quarter of 2005 compared to the same period last year was a 51 basis point or 11.0% increase in the Corporation’s net interest margin to 5.15% from 4.64% in the same period last year. Net interest income for the three months ended December 31, 2005, increased $1.216 million or 17.1% to $8.312 million from $7.096 million in the same period last year, as the Corporation’s asset sensitive loan portfolio continued to benefit from a series of Federal Reserve interest rate increases. Also contributing to the improvement in earnings for the quarter was a $432 thousand or 17.2% increase in Wealth Management revenue.

Diluted earnings per share for the year ended December 31, 2005 was $1.31, an increase of $0.24 or 22.4%, compared with $1.07 in 2004. Net income for year ended December 31, 2005, was $11.350 million, an increase of 21.5% or $2.005 million, compared to $9.345 million in the same period last year. ROE and ROA for the 2005 were 15.44% and 1.66%, respectively. ROE was 13.67% and ROA was 1.45% for the same period last year.

The major factor contributing to the increase in earnings for 2005 compared to 2004 was a 43 basis point or 9.4% increase in the Corporation’s net interest margin to 5.00% from 4.57%. Net interest income for 2005 increased $4.540 million or 16.9%, to $31.368 million from $26.828 million in the same period last year. Additionally, fees for Wealth Management services increased 12.0% or $1.236 million to $11.539 million in 2005 versus $10.303 million in 2004, partially offsetting declines in residential mortgage-related revenues.

In 2004, the Corporation sold mortgage-servicing rights (“MSRs”) that contributed $572 thousand to after tax income and increased diluted earnings per share $0.07. There were no sales of MSRs in 2005. Net income and diluted earnings per share for 2004, excluding the after tax impact of the MSRs sale, would have been $8.773 million and $1.01 per share, respectively. Excluding the impact of the MSRs sale, 2005 net income increased $2.577 million or 29.4% and diluted earnings per share increased $0.30 or 29.7% over the same period last year. (See accompanying reconcilement of GAAP net income and diluted earnings per share to net income and diluted earnings per share that exclude the MSRs sale).

Total loans increased $33.3 million or 5.9% to $597.9 million from $564.6 million over the past 12 months and average loans for 2005 increased $43.6 million or 8.1% to $582.4 million compared to $538.8 million in 2004. The Corporation’s asset quality remains strong as non-performing loans as a percent of total loans was 0.07% at December 31, 2005. The Corporation continues its business development efforts on building banking relationships with privately held family owned businesses, non-profits, quality residential builders and owners of commercial real estate. In addition, the Corporation continues to provide high-touch retail lending services to consumers in the Delaware Valley.

Total deposits grew $35.3 million or 5.9% over the past 12 months to $636.3 million at December 31, 2005 from $601.0 million at December 31, 2004. Average deposits for 2005 increased $32.7 million or 5.8% to $596.4 million compared to $563.7 million in 2004. Deposit balances typically spike near year end as evidenced by an increase in deposits of $31.603 million at December 31, 2005 compared to September 30, 2005. Average deposits for the fourth quarter of 2005 were $600.6 million compared to 3rd quarter 2005 average deposits of $603.3 million reflecting the competitive nature of the deposit gathering business in our market area.

Chairman Ted Peters stated “The Bryn Mawr Trust Company will continue with the expansion of its retail banking footprint with controlled de novo expansion in the suburban Philadelphia market. We anticipate the announcement of two branch initiatives in 2006 to complement our recently opened Exton and Newtown Square retail branch locations.”

Non-interest income for the fourth quarter of 2005 was $4.386 million, an increase of $265 thousand or 6.43% compared with $4.121 million in the same period last year. Fees for Wealth Management services grew $433 thousand or 17.2% to $2.946 million in the fourth quarter of 2005 from $2.513 million in same period last year. Wealth revenues for the fourth quarter of 2005 of $2.945 million were comparable to the third and second quarter wealth revenues of $2.972 million and $2.967 million, respectively. New business development efforts and the combination of settlement fees and brokerage activity, partially offset by soft market conditions, contributed to these results. Wealth assets under management and administration increased $310 million or 16.0% to $2.248 billion at December 31, 2005, compared to $1.938 billion at December 31, 2004. The increase in assets under management and administration is partly a result of a business acquisition by a significant client in the third quarter of 2005. Partially offsetting this higher Wealth Division revenue were reduced fees from residential mortgage-related activities and lower services charges on deposit accounts.

Non-interest expense for the fourth quarter of 2005 increased $323 thousand or 4.1% to $8.138 million compared to $7.815 million in the same period last year. Increased incentive compensation and advertising costs were the primary contributors to this increase, along with additional operating expenses related to the opening of the Exton branch in March, 2005. Partially offsetting the increases were reductions in the amortization of mortgage servicing rights and professional fees.

Non-interest income for 2005, excluding the $1.145 million gain on MSR sales in 2004, decreased $404 thousand or 2.2% to $18.245 million from $18.649 million in the same period last year. Non-interest income was negatively impacted by the slowdown in residential mortgage activity, as residential mortgage originations declined 7.2% or $15.0 million in 2005 to $193.3 million from $208.3 million in the same period last year. The decline in residential mortgage activity along with very competitive pricing resulted in a reduction in the gain on sale of loans of 44.5% or $1.298 million to $1.622 million in 2005 from $2.920 million in 2004. Non-interest income was also impacted by a $234 thousand or 12.8% decrease in service charges on deposit accounts reflecting the impact of higher earnings credits on commercial checking accounts and the industry trend toward “free” checking. Partially offsetting this decrease was an increase of $1.236 million or 12.0% in fees for Wealth Management services over the same time period.

Non-interest expense for 2005, excluding $266 thousand of expenses related to the sale of the MSRs, increased $214 thousand or 0.7% to $31.573 million when compared to $31.359 million in the same period last year. The increase is a combination of many factors including increased medical benefit costs, staff merit raises, incentive compensation, and occupancy and furniture and fixtures related to the new Exton branch. Partially offsetting these increases were reduced levels of professional fees, lower amortization of mortgage servicing rights, and reduced residential mortgage staffing levels.

In other business, the Corporation’s Board of Directors declared a regular quarterly dividend of $0.11 per share, payable March 1, 2006, to shareholders of record as of February 6, 2006.

This release contains certain forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include the words believe, expect, anticipate, intend, plan, estimate or words of similar meaning. Forward-looking statements, by their nature, are subject to risks and uncertainties. A number of factors, many of which are beyond the Corporation’s control, could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Forward-looking statements speak only as of the date they are made. The Corporation does not undertake to update forward-looking statements.

This release contains financial information determined by methods other than in accordance with generally accepted accounting principles (“GAAP”). The Corporation’s Management uses these non-GAAP measures in its analysis of the Corporation’s performance. These non-GAAP measures consist of adjusting net income determined in accordance with GAAP to exclude the effects of the sale of MSRs in 2004. Management believes that the presentation excluding the impact of the sale of MSRs in 2004 provides useful supplemental information essential to the proper understanding of the operating results of the Corporation’s core business. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures, which may be presented by other companies.

The accompanying financial statements and reconciliation statement are an integral part of this press release.

# # # #

Reconciliation of Non-GAAP Information

Twelve Month Period Ended December  31,

(dollars in thousands except per share data)

	Non-interest income		Change		Non-interest expense		Change
	2005	2004	$	%	2005	2004	$	%
As reported	$18,245	$19,794	$(1,549)	(7.8)%	$31,573	$31,625	$(52)	(0.2)%
MSRs sale income	—	1,145	(1,145)	—	—
MSRs sale expenses	—	—	—	—	—	266	(266)	—
Adjusted for sale	$18,245	$18,649	$(404)	(2.2)%	$31,573	$31,359	$214	0.7%

	Net Income		Change		Diluted[2] earnings per share		Change
	2005	2004	$	%	2005	2004*	$	%
As reported	$11,350	$9,345	$2,005	21.5%	$1.31	$1.07	$0.24	22.4%
After tax effect of MSRs sale[1]	—	$(572)	$572	—	—	(0.07)	0.07	—
Adjusted for sale	$11,350	$8,773	$2,577	29.4%	$1.31	$1.01	$0.30	29.7%

[1]	MSRs gain was calculated as follows:

Revenues of $1,145,000, direct expenses of $266,000 and allocated income taxes of $307,000 netting to $572,000.

*	Dilutive potential common shares have been adjusted to reflect the tax benefit of non-qualified stock options.

This resulted in an increase to diluted earnings per share for the year 2004 of $0.01 per share.

[2]	Difference in the diluted earnings per share adjusted for MSRs sale is due to rounding.

Bryn Mawr Bank Corporation

Consolidated Selected Financial Data

(Dollars in thousands, except per share data)

December 31, 2005

(unaudited)

	For The Three Months Ended
For the period:	Dec 31, 2005	Sept 30, * 2005	June 30, * 2005	Mar 31, * 2005	Dec 31, * 2004
Interest income	$10,277	$9,834	$9,186	$8,671	$8,328
Interest expense	1,965	1,788	1,544	1,303	1,232

Net interest income	8,312	8,046	7,642	7,368	7,096
Provision for loan losses	173	209	193	187	338

Net interest income after provision for loan losses	8,139	7,837	7,449	7,181	6,758

Fees for wealth management services	2,946	2,972	2,967	2,654	2,513
Loan servicing and late fees	304	321	339	339	360
Service charges on deposits	392	408	398	395	429
Net gain on sale of loans	244	456	464	458	352
Net gain on sale of mortgage servicing rights	—	—	—	—	—
Other operating income	500	568	552	568	467

Noninterest income	4,386	4,725	4,720	4,414	4,121

Salaries and wages	4,183	4,414	3,758	3,507	3,702
Employee benefits	999	998	936	1,141	1,022
Occupancy and bank premises	571	564	581	556	539
Furniture fixtures and equipment	495	488	498	460	475
Advertising	277	195	312	176	173
Amortization of mortgage servicing rights	92	115	210	189	193
Professional fees	386	318	295	303	614
Other expenses	1,135	1,095	1,274	1,052	1,097

Noninterest expense	8,138	8,187	7,864	7,384	7,815

Income before income taxes	4,387	4,375	4,305	4,211	3,064
Income tax expense	1,503	1,499	1,517	1,409	977

Net income	$2,884	$2,876	$2,788	$2,802	$2,087

Per share data:
Weighted average shares outstanding	8,556,250	8,555,037	8,549,675	8,591,622	8,596,888
Dilutive potential common shares	110,576	107,699	80,772	105,718	99,692

Adjusted weighted average shares	8,666,826	8,662,736	8,630,447	8,697,340	8,696,580

Earnings per common share	$0.34	$0.34	$0.33	$0.33	$0.24

Diluted earnings per common share	$0.33	$0.33	$0.32	$0.32	$0.24

Dividend declared per share	$0.11	$0.11	$0.10	$0.10	$0.10

*	Dilutive potential common shares have been adjusted to reflect the tax benefit of non-qualified stock options.
This adjustment did not change previously reported diluted earnings per share.

Bryn Mawr Bank Corporation

Consolidated Selected Financial Data

(Dollars in thousands, except per share data)

December 31, 2005

(unaudited)

			Reconcilation of Non-GAAP Information
	For The Twelve Months Ended		Sale of MSRs and Related Expenses	Without Sale of MSRs
For the period:	Dec 31, 2005	Dec 31, * 2004	Dec 31, [1]* 2004	Dec 31, * 2004
Interest income	$37,968	$31,381	—	$31,381
Interest expense	6,600	4,553	—	4,553

Net interest income	31,368	26,828	—	26,828
Provision for loan losses	762	900	—	900

Net interest income after provision for loan losses	30,606	25,928	—	25,928

Fees for wealth management services	11,539	10,303	—	10,303
Loan servicing and late fees	1,303	1,632	—	1,632
Service charges on deposits	1,593	1,827	—	1,827
Net gain on sale of loans	1,622	2,920	—	2,920
Net gain on sale of mortgage servicing rights	—	1,145	1,145	—
Other operating income	2,188	1,967	—	1,967

Noninterest income	18,245	19,794	1,145	18,649

Salaries and wages	15,862	15,013	76	14,937
Employee benefits	4,074	4,297	—	4,297
Occupancy and bank premises	2,272	2,161	—	2,161
Furniture fixtures and equipment	1,941	1,785	—	1,785
Advertising	960	879	—	879
Amortization of mortgage servicing rights	606	839	—	839
Professional fees	1,302	1,799	89	1,710
Other expenses	4,556	4,852	101	4,751

Noninterest expense	31,573	31,625	266	31,359

Income before income taxes	17,278	14,097	879	13,218
Income tax expense	5,928	4,752	307	4,445

Net income	$11,350	$9,345	$572	$8,773

Per share data:
Weighted average shares outstanding	8,563,027	8,610,171	8,610,171	8,610,171
Dilutive potential common shares	101,200	110,854	110,854	110,854

Adjusted weighted average shares	8,664,227	8,721,025	8,721,025	8,721,025

Earnings per common share	$1.33	$1.09	$0.07	$1.02

Diluted earnings per common share	$1.31	$1.07	$0.07	$1.01

Dividend declared per share	$0.42	$0.40

*	Dilutive potential common shares have been adjusted to reflect the tax benefit of non-qualified stock options.

This resulted in an increase to diluted earnings per share for the year 2004 of $0.01 per share.

[1]	Difference in the diluted earnings per share adjusted for MSRs sale is due to rounding.

Bryn Mawr Bank Corporation

Consolidated Selected Financial Data

(Dollars in thousands, except per share data and ratios )

December 31, 2005

(unaudited)

For the period:	2005 4Q	2005 3Q	2005 2Q	2005 1Q	2004 4Q
Asset Quality Data

Nonaccrual loans	$390	273	678	1,432	1,353
90 + days past due loans	—	—	—	92	22

Nonperforming loans	390	273	678	1,524	1,375
OREO	25	—	210	591	357

Nonperforming assets	$415	273	888	2,115	1,732

Allowance for loan losses	$7,402	7,392	7,252	7,125	6,927
Allowance for loan losses / loans	1.24%	1.25%	1.22%	1.27%	1.23%
Allowance for loan losses / nonperforming loans	1,898%	2,708%	1,070%	468%	504%
Nonperforming loans / loans	0.07%	0.05%	0.11%	0.27%	0.24%
Nonperforming assets / assets	0.06%	0.04%	0.13%	0.32%	0.25%
Net loan charge-offs	$162	69	66	(11)	271
Net loan charge-offs (annualized)/ average loans	0.11%	0.05%	0.05%	(0.01)%	0.20%

	2005 4Q	2005 3Q	2005 2Q	2005 1Q	2004 4Q
Selected ratios (annualized):

Return on average assets	1.65%	1.65%	1.65%	1.70%	1.25%
Return on average shareholders’ equity	15.04%	15.35%	15.47%	15.94%	11.83%
Yield on earning assets	6.37%	6.13%	5.94%	5.76%	5.45%
Cost of interest bearing funds	1.72%	1.57%	1.37%	1.19%	1.10%
Net interest margin	5.15%	5.01%	4.94%	4.89%	4.64%
Leverage ratio	11.00%	10.76%	10.63%	10.65%	10.59%
Book value per share	$9.06	8.86	8.63	8.40	8.29
Tangible book value per share	$9.06	8.86	8.63	8.40	8.29

Selected data:

Mortgage loans originated	$36,815	67,701	49,830	38,978	33,818
Mortgage loans sold - servicing retained	$6,889	11,016	9,972	13,787	8,345
Mortgage loans sold - servicing released	$13,913	27,598	16,817	20,209	12,338
Mortgage loans serviced for others	$417,649	438,183	465,780	489,882	507,421

Assets under management / administration	$2,247,630	$2,205,380	1,900,928	1,919,493	1,938,195

		2005 Year-to-date		2004 Year-to-date
Selected ratios (annualized):

Return on average assets		1.66%		1.45%
Return on average shareholders’ equity		15.44%		13.67%
Yield on earning assets		6.06%		5.34%
Cost of interest bearing funds		1.46%		1.07%
Net interest margin		5.00%		4.57%

Mortgage loans originated		$193,325		208,253
Mortgage loans sold - servicing retained		$41,664		111,173
Mortgage loans sold - servicing released		$90,001		33,743

Bryn Mawr Bank Corporation

Consolidated Selected Financial Data

(Dollars in thousands)

December 31, 2005

(unaudited)

Balance Sheet

	As of
For the period ended:	Dec 31, 2005	Sept 30, 2005	June 30, 2005	Mar 31, 2005	Dec 31, 2004
Assets

Interest bearing deposits with banks	$405	$8,075	$314	$598	$15,293
Fed funds sold	32,341	—	—	7,041	13,423
Investment securities	34,991	35,442	35,681	35,156	35,441

Loans:
Consumer	9,437	8,791	9,482	9,407	10,291
Commercial & industrial	170,283	172,115	193,402	183,862	186,923
Commercial mortgages	162,621	162,187	149,604	141,957	137,141
Construction	45,523	37,386	42,842	40,957	36,941
Residential mortgages	99,602	95,351	84,176	78,642	75,081
Home equity lines & loans	107,699	106,562	106,327	103,709	109,512
Loans held for sale, at fair market value	2,765	9,072	8,147	4,287	8,708

Total Loans	597,930	591,465	593,980	562,821	564,597

Earning assets	665,667	634,982	629,975	605,616	628,754

Cash and due from	33,896	30,976	33,979	31,536	26,526
Allowance for loan losses	(7,402)	(7,392)	(7,252)	(7,125)	(6,927)
Other assets	35,065	34,401	34,050	33,524	34,593

Total assets	$727,226	$692,967	$690,752	$663,551	$682,946

Interest-bearing checking	$154,319	$148,042	$140,271	$145,680	$166,901
Money market	112,319	118,548	125,972	118,915	126,058
Savings	46,258	47,721	51,141	50,878	50,300
Time deposits	155,322	137,262	126,538	131,435	110,470

Interest-bearing deposits	468,218	451,573	443,922	446,908	453,729

Non-interest bearing deposits	168,042	153,084	161,448	136,276	147,236

Total deposits	636,260	604,657	605,370	583,184	600,965

Borrowed funds	—	—	—	—	—
Other liabilities	13,453	12,491	11,617	8,457	10,743
Shareholders’ equity	77,513	75,819	73,765	71,910	71,238

Total liabilities and shareholders’ equity	$727,226	$692,967	$690,752	$663,551	$682,946

Balance Sheet (average)
	2005 4Q	2005 3Q	2005 2Q	2005 1Q	2004 4Q
Assets

Interest bearing deposits with banks	$1,176	$4,729	$536	$3,147	$6,438
Fed funds sold	8,115	7,420	5,119	4,415	17,214
Investment securities	36,115	35,955	36,303	35,291	34,934
Loans	594,437	588,726	578,173	567,842	549,220

Earning assets	639,843	636,830	620,131	610,695	607,806

Cash and due from	25,754	27,413	33,259	33,357	32,623
Allowance for loan losses	(7,460)	(7,359)	(7,251)	(7,058)	(6,981)
Other assets	33,547	33,559	33,500	32,697	29,508

Total assets	$691,684	$690,443	$679,639	$669,691	$662,956

Interest-bearing checking	$141,441	$142,400	$148,943	$152,343	$153,362
Money market	117,033	126,127	119,261	123,441	132,692
Savings	46,699	49,695	50,897	50,763	49,881
Time deposits	143,156	133,052	128,777	117,375	108,890

Interest-bearing deposits	448,329	451,274	447,878	443,922	444,825

Non-interest bearing deposits	152,230	152,048	146,140	143,434	138,367

Total deposits	600,559	603,322	594,018	587,356	583,192

Borrowed funds	1,505	516	3,540	1,250	—
Other liabilities	13,534	12,303	9,803	9,791	9,572
Shareholders’ equity	76,086	74,302	72,278	71,294	70,192

Total liabilities and shareholders’ equity	$691,684	$690,443	$679,639	$669,691	$662,956

Bryn Mawr Bank Corporation

Consolidated Selected Financial Data

(Dollars in thousands)

December 31, 2005

(unaudited)

Balance Sheet (average)
	2005 Year-to-date	2004 Year-to-date
Assets

Interest bearing deposits with banks	$2,398	$3,079
Fed funds sold	6,281	13,052
Investment securities	35,918	32,243
Loans	582,386	538,775

Earning assets	626,983	587,149

Cash and due from	29,918	32,774
Allowance for loan losses	(7,283)	(6,957)
Other assets	33,312	29,827

Total assets	$682,930	$642,793

Interest-bearing checking	$146,848	$149,118
Money market	120,854	123,591
Savings	49,503	51,263
Time deposits	130,668	102,369

Interest-bearing deposits	447,873	426,341

Non-interest bearing deposits	148,495	137,336

Total deposits	596,368	563,677

Borrowed funds	1,700	849
Other liabilities	11,370	9,900
Shareholders’ equity	73,492	68,367

Total liabilities and shareholders’ equity	$682,930	$642,793